Exhibit 99.1

INAMED Reports Strong Sales Results and Record Earnings for First
Quarter 2004 and Significant Advances in Product Pipeline

    SANTA BARBARA, Calif.--(BUSINESS WIRE)--April 28, 2004--INAMED Corporation (Nasdaq: IMDC):

    -- Total sales increased 20% to $90.8 million, up from $75.5 million in the first quarter 2003.

    -- Diluted earnings per share up 40% to $0.49, compared to $0.35 in the first quarter 2003.

    -- Record sales in breast aesthetics franchise of $52.8 million, an increase of 25% over the first quarter 2003.

    -- Facial aesthetics franchise makes significant advances with the Hylaform(R) gel approval in the U.S. and the continuation of the clinical development program for the botulinum toxin Type A product through the initiation of Phase III clinical trials.

    --  Global manufacturing consolidation program completed.

    INAMED Corporation (Nasdaq: IMDC), a global health care company, today announced its financial results for the first quarter ended March 31, 2004.
    "We are extremely pleased with another quarter of strong sales and earnings growth" said Nick Teti, Chairman, President and Chief Executive Officer. "The continued execution of our business plan, based on our leadership position in core global markets and ongoing positive developments in our new product pipeline, is reflected in these outstanding results. We are excited about the recent Food and Drug Administration approval of Hylaform(R), our new hyaluronic acid-based product in the U.S., the continuation of our botulinum toxin Type A clinical development program and FDA approval and launch of our LAP-BAND(R) VG System. With our global manufacturing consolidation now complete, several key elements of our success going forward are now firmly in place."

    Financial Results

    Total sales for the first quarter 2004 increased by 20% to $90.8 million, up from $75.5 million in the first quarter 2003. Diluted earnings per share grew 40% to $0.49, an increase from $0.35 in the first quarter 2003. In addition, the Company's first quarter gross profit margin improved to 74%. Furthermore, operating income rose 36% and net income grew 46% compared to the first quarter 2003.

    --  Gross Profit Margin

    The gross profit margin in the first quarter 2004 was 74%, up from 72% in the first quarter 2003. Contributing factors for the quarter were INAMED's product mix, the Company's pricing strategy and the benefits of the global manufacturing consolidation program which was completed during the quarter.

    --  Sales, General and Administrative

    For the first quarter 2004, the Company's sales, general and administrative expense was 43% of sales, or $39.0 million, compared to 41% of sales or $31.2 million for the first quarter 2003. The increase in SG&A in the first quarter was the result of investments in key sales and marketing programs primarily supporting the expansion of our worldwide Aesthetics franchise.

    --  Research & Development

    INAMED invested $5.2 million in research and development in the first quarter 2004, compared to $5.6 million in the first quarter
2003.

    --  Net Interest Income

    Net interest income in the first quarter 2004 was $0.4 million, compared to net interest expense of $1.7 million in the first quarter 2003 as a result of lower debt levels, lower interest rates and a favorable tax settlement.

    --  Foreign Currency Effect

    Foreign exchange favorably impacted sales by approximately $3.8 million for the first quarter 2004.

    Sales

    INAMED Health - Obesity Intervention

    Worldwide sales of obesity intervention products in the first quarter 2004 increased 37% over the first quarter 2003 to $19.2 million. Results in the United States and Europe contributed to this solid sales growth.
    In the U.S. the Company has experienced continued acceptance and utilization of the LAP-BAND System for the treatment of morbid obesity, driven by increased recognition of the safety and effectiveness of this product.

    INAMED Aesthetics - Breast

    Worldwide breast aesthetics product sales in the first quarter 2004 were up 25% over first quarter 2003 to $52.8 million. The strong performance in the Company's global breast aesthetics franchise reflects continued growth both domestically and internationally as well as market expansion.

    INAMED Aesthetics - Facial

    Worldwide facial aesthetic product sales in the first quarter 2004 were $17.5 million, down by 2% compared to sales in the first quarter 2003. This performance was achieved without the approval of Hylaform, the Company's new hyaluronic-based dermal filler in the U.S.

    Research and Development Pipeline

    INAMED made significant progress with its R&D pipeline across all three franchises:

    --  Botulinum Toxin Type A Product

    INAMED and its partner Ipsen have begun Phase III trials of their botulinum toxin Type A product for the treatment of glabellar lines (the wrinkles that form between the eyebrows). The trials are being conducted by physicians at leading U.S. medical centers. Patient enrollment began on April 26.

    --  Juvederm(R) Dermal Fillers

    The Company plans to initiate its pivotal U.S. clinical trial in the second quarter. Registration applications have been filed in selected international markets.

    --  CosmoDerm(R) and CosmoPlast(R)

    Several approvals to market CosmoDerm and CosmoPlast internationally were received during the quarter. Additional approvals are being sought in France, Germany, Italy, Spain, the United Kingdom, Japan and Australia.

    --  Silicone Gel Breast Implants

    INAMED continues to work closely with the FDA to better understand and respond to additional information and data requests made by the Agency with respect to its pending Silicone Gel-Filled Breast Implant Premarket Approval Application (PMA).
    INAMED's Style 410 Cohesive Gel Matrix(TM) clinical program is in the third year of follow-up in the United States. The Company anticipates submitting the PMA for this important and innovative Cohesive Gel Matrix product range in the second half of 2004. This product range continues to gain wide acceptance in a number of international markets.

    --  Bioenterics(R) Intragastric Balloon (the BIB(R) System)

    The U.S. feasibility study of the BIB System moved forward with site selection and plans for clinician and staff training in the second quarter.

    Conference Call

    As previously announced, INAMED will host a conference call today to discuss its first quarter 2004 results, key strategic market developments and ongoing expansion of research and development programs at 5:00 p.m. Eastern Time. Live audio of the conference call will be simultaneously broadcast over the Internet and will be available to members of the news media, investors and the general public. The conference call is expected to last one hour. The event can be accessed via the Internet by going to INAMED's website, www.INAMED.com. The event will be archived and available for replay for seven days following the conference call.

    About INAMED Corporation

    INAMED (Nasdaq: IMDC) is a global healthcare company with over 25 years of experience developing, manufacturing and marketing innovative, high-quality, science-based products. Current products include breast implants for aesthetic augmentation and for reconstructive surgery; a range of dermal products to treat facial wrinkles; and minimally invasive devices for obesity intervention, including the LAP-BAND(R) System for morbid obesity. The Company's website is www.INAMED.com.

    Forward-Looking Statements

    This press release contains, in addition to historical information, forward-looking statements. Such statements are based on management's current estimates and expectations and are subject to a number of uncertainties and risks that could cause actual results to differ materially from those described in the forward-looking statements. INAMED is providing this information as of April 28, 2004, and expressly disclaims any duty to update information contained in this press release.
    Forward-looking statements in this press release include, without limitation, express and implied statements regarding INAMED's anticipated sales, operating results, expenses, cash flows, capital expenditures, research and development, manufacturing consolidation, product development and regulatory approval. These forward-looking statements involve risks and uncertainties which could cause actual results to differ materially from those expressed or implied here. Readers are referred to the documents filed by INAMED with the Securities and Exchange Commission, specifically the most recent reports which identify important risk factors that could cause actual results to differ from those contained in the forward-looking statements, including but not limited to: exposure to product liability and intellectual property claims; exposure to liabilities that may not be adequately covered by insurance or for which there is no insurance; potential negative publicity concerning product safety; potential fluctuations in quarterly and annual results; the effect of changing accounting and public reporting rules and regulations; volatility of INAMED's stock price; changes in the economy and consumer spending; competition from existing and/or new products; failure or delay of clinical trials; uncertainty in receiving timely regulatory approval or market acceptance for new products; dependence on a single supplier for each of INAMED's silicone raw materials, bovine and human collagen-based products, hyaluronic acid-based products, and botulinum toxin Type A products; failure to protect INAMED's intellectual property; adverse changes in the regulatory or legislative environment (both in the U.S. and internationally) affecting our business; and failure of some or all of our collaborative partners to perform. The information contained in this press release is a statement of INAMED's present intention, belief or expectation and is based upon, among other things, the existing regulatory environment, industry conditions, market conditions and prices, the economy in general and INAMED's assumptions. INAMED may change its intention, belief or expectation, at any time and without notice, based upon any changes in such factors, in INAMED's assumptions or otherwise. INAMED undertakes no obligation to review or confirm analysts' expectations or estimates or to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.
    By including any information in this press release, INAMED does not necessarily acknowledge that disclosure of such information is required by applicable law or that the information is material.

    Hylaform(R) is a registered trademark of Genzyme Corporation. All rights reserved.


                 INAMED CORPORATION AND SUBSIDIARIES
                CONDENSED CONSOLIDATED BALANCE SHEETS
                             (Unaudited)
                            (in millions)

                                                March 31, December 31,
                                                  2004       2003
                                                --------- ------------
Assets
------
  Current assets:
    Cash and cash equivalents                      $84.3        $80.5
    Short-term investments                           4.2            -
    Trade accounts receivable, net of allowances
     of $17.3 and $19.7 in 2004 and 2003,
     respectively                                   63.9         63.7
    Inventories                                     50.2         47.0
    Prepaid expenses and other current assets       19.9         20.9
                                                --------- ------------
     Total current assets                          222.5        212.1

  Property and equipment, net                       52.9         51.2
  Other assets                                     240.4        237.7
                                                --------- ------------
     Total Assets                                 $515.8       $501.0
                                                ========= ============

Liabilities and Stockholders' Equity
------------------------------------
  Current liabilities                              $80.8        $80.2
  Non-current liabilities                           62.1         69.3
  Stockholders' equity                             372.9        351.5

                                                --------- ------------
     Total Liabilities and Stockholders' Equity   $515.8       $501.0
                                                ========= ============


                  INAMED CORPORATION AND SUBSIDIARIES
                   CONSOLIDATED STATEMENTS OF INCOME
                              (Unaudited)
                   (millions, except per share data)

                                         Three Months    Three Months
                                             Ended          Ended
                                        March 31, 2004  March 31, 2003
                                        --------------- --------------
Net sales                                        $90.8          $75.5
Cost of goods sold                                23.3           21.4
                                        --------------- --------------
  Gross profit                                    67.5           54.1
                                        --------------- --------------
Operating expenses:
  Selling, general and administrative             39.0           31.2
  Research and development                         5.2            5.6
  Amortization of intangible assets                1.1            1.0
                                        --------------- --------------
    Total operating expenses                      45.3           37.8
Operating income                                  22.2           16.3
Other income (expense):
  Net interest income/expense and debt
   costs                                           0.4           (1.7)
  Foreign currency transaction gains               0.1            0.1
  Royalty income and other                         1.0            1.1
                                        --------------- --------------
    Total other income (expense), net              1.5           (0.5)
Income before income tax expense                  23.7           15.8
Income tax expense                                 6.2            3.8
                                        --------------- --------------
Net income                                       $17.5          $12.0
                                        =============== ==============

Net income per share of common stock:
  Basic EPS                                      $0.50          $0.36
  Diluted EPS                                    $0.49          $0.35
Weighted average shares outstanding:
  Basic                                           35.4           33.2
  Diluted                                         35.8           33.9


                  INAMED CORPORATION AND SUBSIDIARIES
                         SALES BY PRODUCT LINE
                              (Unaudited)
                              (millions)

                         Three Months      Three Months
                            Ended              Ended         Growth
                        March 31, 2004    March 31, 2003      Rates
                      ------------------ ----------------- ----------
Sales by product line
  Breast aesthetics               $52.8             $42.4        25 %
  Facial aesthetics                17.5              17.8        (2)%
  Health                           19.2              14.0        37 %
  Other (a)                         1.3               1.3          -
                      ------------------ ----------------- ----------
    Total                         $90.8             $75.5        20 %
                      ================== ================= ==========

(a) Other includes ongoing sales to other medical manufacturers
    (principally sales of Contigen(R))

    CONTACT: INAMED Corporation
             Investors: Charlie Huiner, 805-692-5425
             Media: Dan Cohen, 202-638-4179